EXHIBIT 99.2

Immediate Release
Investor Contact:                                           Valda Colbart, 419-784-2759, rfcinv@rurban.net

Rurban Financial Corp. Prepares For Planned Spin-off of RDSI
Banking Systems

Defiance, Ohio – October 22, 2009 – Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data and item processing, announced that its Board of Directors has approved proceeding with the appropriate filings with the SEC in connection with the contemplated spin-off of Rurban’s technology subsidiary, Rurbanc Data Services, Inc. (“RDSI Banking Systems”).  Rurban and RDSI Banking Systems are in the process of preparing the SEC filings and plan to begin filing with the SEC within the next few weeks.

Rurban currently anticipates that the spin-off would be completed in the first quarter of 2010, subject to the satisfaction of a number of conditions.  The conditions include final approval by the Rurban Board of Directors of the spin-off and its terms, the SEC filings becoming effective under applicable SEC laws and regulations, the successful conversion of The State Bank and Trust Company, Rurban’s banking subsidiary, to New Core Banking Systems’ Single Source™ software, and the satisfaction of the conditions to the merger between RDSI Banking Systems and New Core Banking Systems under the terms of the Agreement and Plan of Reorganization entered into on April 25, 2009.

The contemplated spin-off would be effected through a dividend of the common shares of RDSI Banking Systems to the shareholders of Rurban, resulting in RDSI Banking Systems becoming a separate and independent public company.  The shareholders of Rurban would retain their shares of Rurban, which would continue as a publicly-held corporation with The State Bank and Trust Company as its primary holding. The State Bank and Trust Company has assets of approximately $650 million and operates in the Northwest corner of Ohio with lending services in Columbus, Ohio and a banking center in Fort Wayne, Indiana.

It is anticipated that the merger of RDSI Banking Systems and New Core Banking Systems will be completed immediately following the contemplated spin-off of RDSI Banking Systems.  As previously announced, the shareholders of New Core Banking Systems will be entitled to receive up to 31% of the outstanding common shares of RDSI Banking Systems immediately following the merger.  The issuance of the common shares to the shareholders of New Core Banking Systems in the merger will have the effect of diluting the ownership percentage represented by the common shares of RDSI Banking Systems received by Rurban shareholders in the spin-off, and RDSI Banking Systems will own the intellectual property of New Core Banking Systems by virtue of the merger.

Following the spin-off, RDSI Banking Systems will continue as a data and item processing company.  RDSI is already offering New Core Banking Systems’ Single Source™ software to its current data processing customers who are now being serviced using ITI software. The sales process of offering the Single Source™ software is a complex effort involving software presentations, viewing of test software, and the individual bank client’s due diligence, concluding with approval by the client’s board of directors. While RDSI anticipates loss of some banking clients, RDSI is encouraged that it currently has one banking site utilizing the software, a major conversion scheduled for the fourth quarter of 2009 (The State Bank and Trust Company), four executed contracts, and nine letters of intent to convert to the new software. RDSI currently has 49 proposals submitted to various banks. RDSI believes this represents the largest launch of a new core banking system in the U.S.

Anticipating an end to data processing operations using the current ITI software, Rurban commenced an accelerated depreciation expense of its ITI software and associated software starting in August 1, 2009, with the entire balance of $4.7 million expected to be written-off by the last half of 2010. Non-recurring legal and compliance expenses will also be incurred as the documentation for the spin-off is completed and the transition is executed. These expenses began in the first quarter of 2009 and will continue through the first quarter of 2010.

As part of the spin-off, there will be a number of executive changes affecting the new RDSI Banking Systems and Rurban. Kenneth A. Joyce will continue as Chairman and CEO of RDSI Banking Systems and will also temporarily take the role of President of RDSI Banking Systems. Henry R. Thiemann will be retiring in the fourth quarter of 2009 after ten successful years in various positions with Rurban, including the last two years as RDSI Banking Systems’ President. Duane L. Sinn, currently Rurban’s Chief Financial Officer, will be joining RDSI Banking Systems as its Chief Financial Officer effective upon the completion of the contemplated spin-off. John J. Aranowicz, the founder and current CEO of New Core Banking Systems, will be joining RDSI Banking Systems as an Executive Vice President with responsibility for Software Development and other responsibilities.

Rurban’s post spin-off executive management structure will reflect these anticipated changes. The State Bank and Trust Company, including the trust operation of Reliance Financial Services, will continue under the leadership of Mark A. Klein, President and CEO, who will also be assuming the CEO responsibility for Rurban effective January 1, 2010.  Mr. Joyce, who currently serves as Rurban’s President and CEO, will assume the role of Executive Vice Chairman of Rurban effective January 1, 2010 through March 31, 2010. Following this date, Mr. Joyce will maintain a consulting relationship with Rurban through the end of 2010 to assist with the transition.  Rurban is currently conducting a search for a new CFO to replace Mr. Sinn.

Kenneth A. Joyce, President and CEO of Rurban Financial Corp., commented, “The Board has elected to move forward with the strategic course laid out over the past several years.  Assuming the completion of the spin-off, this strategic change will result in RDSI becoming an independent company with the ability to grow and create its valuation using proprietary intellectual property, while continuing to provide outstanding service, and a world-class sales process.  It also provides The State Bank and Trust Company, Rurban’s banking subsidiary, banking development opportunities while retaining the stability of Rurban.  We have exciting times and challenges ahead, but we are looking forward to the success of both companies.  I have mentioned in the past that we believed that the valuation of RDSI was hidden within Rurban’s stock.  This action will provide the means for RDSI’s value to be recognized within the market, and with this spin-off, we believe we’ve found an excellent opportunity for RDSI to obtain fair valuation.”

About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and RDSI Banking Systems (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 20 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  The Company currently has 10,000,000 shares of stock authorized and 4,861,779 shares outstanding.  The Company's website is http://www.rurbanfinancial.net.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

Additional Information
Rurban and/or RDSI plan to make appropriate filings with the SEC concerning the contemplated spin-off and the merger transaction between RDSI Banking Systems and New Core Banking Systems.  Those filings will include a combined information statement to be delivered to Rurban shareholders in connection with the spin-off and a proxy statement/disclosure document to be delivered to the New Core shareholders in connection with the approval of the merger transaction by the New Core shareholders. The combined information statement/proxy statement/disclosure document and other documents filed by Rurban and/or RDSI with the SEC will contain important information about Rurban, RDSI, New Core and the merger transaction. WE URGE INVESTORS AND NEW CORE SHAREHOLDERS TO READ CAREFULLY THE COMBINED INFORMATION STATEMENT/PROXY STATEMENT/DISCLOSURE STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC, INCLUDING ANY AMENDMENTS OR

SUPPLEMENTS ALSO FILED WITH THE SEC.  NEW CORE SHAREHOLDERS IN PARTICULAR SHOULD READ THE COMBINED INFORMATION STATEMENT/PROXY STATEMENT/DISCLOSURE DOCUMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER TRANSACTION.  Investors and shareholders will be able to obtain a free copy of the combined information statement/proxy statement/disclosure document — along with other filings containing information about Rurban and RDSI — at the SEC’s website at http://www.sec.gov.  Copies of the combined information statement/proxy statement/disclosure document, and any filings with the SEC incorporated by reference in such document, can also be obtained free of charge by directing a request to Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512; Attention: Ms. Valda Colbart, Investor Relations Officer; Telephone:  (419) 784-2759.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction.  Rurban and RDSI contemplate that the RDSI common shares to be issued to shareholders of New Core Banking Systems in the merger will not be registered under the Securities Act of 1933, as amended, in reliance upon an applicable exemption from registration requirements.  In this case, the RDSI common shares issued to shareholders of New Core Banking Systems in the merger may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.